UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2016

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of principal executive offices)	(Zip Code)
(610) 481-7499
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 1, 2016, the Compensation Committee of the Board of Directors of Versum Materials, Inc. (the “Company”) approved grants of service-based restricted stock units (“RSUs”) to each of the Company’s named executive officers under the Company’s Long-Term Incentive Plan in the following amounts: Guillermo Novo, President and Chief Executive Officer - 146,372 RSUs; George G. Bitto, Senior Vice President and Chief Financial Officer - 47,730 RSUs; Michael W. Valente, Senior Vice President Law and Human Resources, General Counsel and Secretary - 47,730 RSUs; and Patrick F. Loughlin, Senior Vice President, Operations and Supply Chain - 12,728 RSUs.

Pursuant to the Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), one third of the RSUs vest on October 1, 2018, one third vest on October 1, 2019, and one third vest on October 1, 2020 (each, a “Vesting Date”), subject to the holder’s continued employment with the Company through the Vesting Date. In addition, a pro-rated number of RSUs vest upon any retirement or involuntary termination without cause (each as defined in the RSU Award Agreement) occurring on or after October 1, 2017. The RSUs vest in full upon termination of employment due to death or disability.

Each RSU represents the right to receive one share of the Company’s common stock, except upon a change in control (as defined in the Company’s Long-Term Incentive Plan). Unless otherwise determined by the Compensation Committee, upon a change in control each unsettled RSU would be converted into a right to receive the cash price paid per share of the Company's common stock in the change in control transaction, plus interest (the “CIC Settlement Amount”). The CIC Settlement Amount will vest as described above, and will fully vest upon termination of employment without cause or for good reason (each as defined in the RSU Award Agreement) within twenty-four months following a change in control.

Upon vesting, the holder will receive additional RSUs in the amount of any dividends paid on or after the RSU award date at the same time shares in respect of the underlying RSUs are delivered.

The above description of the RSUs is not a complete description of all of the terms and conditions of the awards, and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Unit Award Agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference in its entirety.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

Date: November 3, 2016	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President Law and Human Resources, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement